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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:
Susan Fedor, Investor Relations
203.894.3288, susanfedor@vitalworks.com
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      VitalWorks Announces Preliminary Estimate of Second-Quarter Results;
                      Revises Guidance for 2003 Fiscal Year

RIDGEFIELD, Conn., July 3 /PRNewswire/ - VitalWorks Inc. (Nasdaq:VWKS), a leader in healthcare practice management and clinical solution software, today announced preliminary financial results for its second quarter ended June 30, 2003.

Based on preliminary information, total revenues for the quarter are expected to be approximately $28 million. Earnings per share are estimated to be approximately $.07 to $.08.

As a result of the continued difficult business environment, the company now expects total revenues for the 2003 fiscal year to be approximately $114 million to $116 million and earnings per share to be approximately $.26 to $.29.

The company believes that its revenues and net operating results are being adversely affected by decision making delays and a further slowdown with respect to IT-spending by physician practices, particularly larger practices that require enterprise-level solutions. Moreover, the company's projections assume, among other things, that sales and service revenues relating to the implementation of certain requirements of the Health Insurance Portability and Accountability Act will be less than originally anticipated.

VitalWorks plans to complete the closing of its accounting records and report final second-quarter financial results on July 23, 2003.

About VitalWorks

VitalWorks Inc. is a leading provider of information management technology and services targeted to healthcare practices and organizations throughout the United States. The company provides IT-based solutions for general medical practices and has specialty-specific products and services for practices such as radiology, anesthesiology, ophthalmology, emergency medicine, plastic surgery, and dermatology. VitalWorks also offers enterprise-level systems designed for large physician groups and networks. The company's range of software solutions, which include workflow features related to patient encounters, automate the administrative, financial, and clinical information management functions for physicians and other healthcare providers. VitalWorks provides its clients with ongoing software support, implementation, training, electronic data interchange, or EDI, services for patient billing and claims processing, and a variety of Web-based services. Visit VitalWorks at http://www.vitalworks.com.
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VitalWorks Announces Preliminary Second-Quarter Results (continued) July 3, 2003


Safe Harbor Statement


Except for the historical information contained in this press release, the matters discussed are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding preliminary financial results (based on partial information), future events and developments and the company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Management believes that these forward-looking statements are reasonable and are based on reasonable assumptions and forecasts, including the assumption that there will be no further deterioration in the IT-spending environment; however, you should not place undue reliance on such statements that speak only as of the date hereof. Moreover, these forward-looking statements are subject to a number of risks and uncertainties. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are that generally, the company operates with a minimal amount of software licensing and system sales backlog. Therefore, quarterly and annual revenues and operating results are highly dependent on the volume and timing of the signing of license agreements and product deliveries during each quarter, which are very difficult to forecast. The company's future operating results will fluctuate due to these and other factors, such as: changes in customer purchasing patterns, the length of sales and delivery cycles, the availability of specified computer hardware for resale, the size and timing of orders for products and services, the deferral and/or realization of deferred software license and system revenues according to contract terms, the timing, cost and success of new product and service introductions and product upgrade releases, the company's ability or inability to attract and retain qualified personnel, the timing, cost and level of advertising and promotional programs, competition including product offerings, price and service, changes of accounting estimates used to prepare the prior periods' financial statements, and changing economic, political and regulatory influences. A significant portion of the company's quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Also, management's projections for revenues and operating results include significant sales of new product and service offerings, especially the company's new radiology information system, RadConnect(R) RIS, and HIPAA (Health Insurance Portability and Accountability Act) related sales and services, which may not be realized. Due to these and other factors, the company's revenues and operating results are very difficult to forecast. A major portion of the company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. Any forward-looking statements should be considered in light of these factors, as well as other risks as detailed in the company's filings with the Securities and Exchange Commission including its most recent annual report on Form 10-K and quarterly report on Form 10-Q. VitalWorks undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. The financial information for the three-month period ended June 30, 2003 contained in this press release is preliminary and subject to completion of the company's procedures for closing its accounting records and review and audit by the company's independent auditors.